AMENDMENT NO. 2

                                       TO

                            STOCK PURCHASE AGREEMENT

                         Relating to the Acquisition of

                            Holloman Construction Co.

                                       and
                           T. Sisters Leasing, L.L. C.
                                       by

                              Holloman Corporation



         THIS AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT is made and entered into this 13th day of August 1998 by and among Holloman Construction Co., a corporation organized under the laws of Texas, ("Holloman"), T. Sisters Leasing,
L. L. C., a Texas limited liability company ("Sisters"), the individuals or entities listed on the signature page hereto ("Stockholders") being the owners of all the issued and outstanding shares of capital stock of Holloman and Membership Interests of Sisters and Holloman Corporation("Newco"), a Texas corporation.


                                    RECITALS:

         A. The parties hereto entered into a Stock Purchase Agreement dated May 16, 1998 (the "Agreement") for the purchase of all of the outstanding common stock of Holloman and all of the membership interests in Sisters by Newco and an Amendment to Stock Purchase Agreement of even date thereto (the "Amendment to Agreement") to delete the purchase of Sisters from the Agreement, and

         B. The parties now desire to reconfirm the purchase of the membership interests in Sisters in the purchase provided for in the Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

         1. The Amendment to Agreement between the parties hereto effective May 16, 1998 is hereby terminated and agreed to be of no effect. The Agreement between the parties is hereby reinstated to include the purchase of the Sisters membership interests in the purchase provided for in the Agreement for no additional consideration as if said purchase had never been deleted.

         IN WITNESS WHEREOF, this Amendment No. 2 to Stock Purchase Agreement has been executed this 14th day of August 1998.

                                              Holloman Corporation


                                              By:/s/ Peter Lucas
                                              Peter Lucas, Senior Vice President

T. Sisters Leasing , L. L. C.                 Holloman Construction Co.


By: s/ Sam Holloman                           By:/s/ Sam Holloman
    Sam Holloman, Manager                     Sam Holloman, President



                     Holloman Construction Co. Stockholders:

s/ Sam Holloman
Sam Holloman                                  H. C. Stock, Ltd.

                                             By Western Sunset Estates, Inc.
                                             General Partner
Holloman Construction Co.
Employee Stock Ownership Plan                By: s/ Sam Holloman
                                            Sam Holloman, President
By:_ s/ Sam Holloman
    Sam Holloman, Trustee
                                             Holloman Charitable Remainder Trust


                               By: s/ Sam Holloman
                              Sam Holloman, Trustee


                       T. Sisters Leasing L. L. C. Members


Lakwest Ltd.
By: Western Sunset Estates, Inc.
General Partner


By: s/ Sam Holloman                                            s/ Sam Holloman
     Sam Holloman, President                                   Sam Holloman